Exhibit 23.3



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



eBank.com, Inc.
Atlanta, Georgia


We hereby consent to the use in the Prospectus constituting a part of pre-effective amendment No. 1 to this Registration Statement of our report dated April 6, 2000, relating to the consolidated financial statements of eBank.com, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus


/s/ BDO Seidman, LLP/


Atlanta, Georgia
November 29, 2001